Exhibit 10.1
AMENDMENT NO. 3 TO
AMENDED AND RESTATED CREDIT AGREEMENT
     THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 2, 2009, amends and supplements the Amended and Restated Credit Agreement dated as of June 9, 2008, as amended (as so amended, the “Credit Agreement”) among ANCHOR BANCORP WISCONSIN INC., a Wisconsin corporation (the “Borrower”), the financial institutions from time to time party thereto (individually a “Lender” and collectively the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (in such capacity, the “Agent”).
RECITALS
     The parties acknowledge the following (capitalized terms used in this Amendment No. 3 and not defined herein have the meanings ascribed thereto in the Credit Agreement):
     A. The Borrower is indebted to the Lenders under the Credit Agreement. As of the date of this Amendment No. 3, the aggregate outstanding principal amount of such indebtedness is $116,300,000.
     B. To secure the indebtedness and obligations of the Borrower to the Agent and the Lenders, the Borrower granted the Agent a security interest in all of the issued and outstanding stock of AnchorBank, fsb (the “Subsidiary Bank”) pursuant to the Pledge Agreement dated as of June 9, 2008 (the “Pledge Agreement”) from the Borrower to the Agent.
     C. The Borrower is unable to make the principal payment on the Notes required by the scheduled reduction in the Total Revolving Loan Commitment on this date (the “Principal Reduction Failure”).
     D. The Borrower has requested that the Agent and the Lenders forbear from exercising their rights and remedies under the Credit Agreement and the Pledge Agreement arising from the Principal Reduction Failure. On the terms and subject to the conditions set forth below, the Agent and the Lenders are prepared to forbear from exercising such rights and remedies for a limited period of time as set forth below.
AGREEMENTS
     In consideration of the promises and agreements set forth in the Credit Agreement, as amended and supplemented hereby, the Borrower and the Lenders agree as follows:

     1. Definitions and References. Upon the execution and delivery of this Amendment No. 3 to Amended and Restated Credit Agreement (“Amendment No. 3”) by the Borrower, the Lenders and the Agent and the satisfaction of the conditions listed in Section 5 below, each reference to the Credit Agreement contained in the Credit Agreement, the Pledge Agreement and any other document, instrument or agreement relating thereto means the Credit Agreement as amended by this Amendment No. 3. This Amendment No. 3 is a Loan Document.
     2. Acknowledgements by the Borrower. The Borrower acknowledges, represents and agrees that:
          (a) The Recitals are true and correct.
          (b) Neither the Principal Reduction Failure nor any other Event of Default which has occurred and is continuing has been waived by the Lenders.
          (c) The Borrower has disclosed to the Agent and the Lenders each Event of Default existing on the date of this Amendment No. 3.
          (d) As a result of the Principal Reduction Failure, the Majority Lenders would be entitled to direct the Agent to accelerate the maturity of the Notes and demand immediate payment.
          (e) As a result of the Principal Reduction Failure, the Lenders have no obligation to make or continue Loans to the Borrower.
          (f) To the extent required by the Loan Documents and applicable law, the Borrower has received adequate and proper notice of the Principal Reduction Failure and the Borrower hereby waives its right, if any, to any further notice thereof.
          (g) Neither this Amendment No. 3 nor any course of dealing between or among any of the parties hereto is intended to operate, nor shall they be construed, as a waiver of any of the Principal Reduction Failure or any other Event of Default, whether now existing or arising in the future, as to which the Agent and the Lenders reserve all of their rights.
          (h) Except as expressly provided to the contrary herein, (i) all of the Agent and the Lenders’ rights and remedies available under the Loan Documents and at law and in equity remain unchanged and available without restriction; (ii) the terms of the Loan Documents remain unchanged and in full force and effect and have not been amended, modified, or changed, whether orally or in writing; and (iii) the obligations and duties of the Borrower to the Agent and the Lenders are not released, impaired, diminished, or amended as a result of the execution and delivery of this Amendment No. 3 or by any subsequent undertakings of the parties.
          (i) The principal of and accrued interest on the Notes, all fees and all other obligations and liabilities of the Borrower to the Agent and the Lenders under the Loan Documents are due and owing without offsets, deductions, counterclaims, or defenses of any kind or character whatsoever
          (j) The security interest of the Agent in the outstanding stock of the Subsidiary Bank constitutes a valid, enforceable and perfected security interest as to which the Borrower has no offsets, deductions, counterclaims, or defenses of any kind or character whatsoever.
          (k) The Loan Documents are valid, binding and enforceable against the Borrower in accordance with their respective terms, and the Borrower hereby ratifies and reaffirms its obligations under each of the Loan Documents. There have been no modifications to any of the Loan Documents except pursuant to a writing signed by the Borrower, the Agent and each Lender.
          (l) The Agent and each Lender has (i) fully and timely performed all of its obligations and duties to the Borrower under the Loan Documents; (ii) no obligation to (nor has it made any representation of any kind that it will) extend any financial accommodations to the Borrower; (iii) not made any agreements, representations, or commitments, other than those expressly set forth in the Loan Documents; and (iv) acted reasonably, in good faith, and appropriately under the circumstances, and within the Agent’s and each Lender’s rights under the Loan Documents and applicable law, in all actions taken by the Agent and each Lender with respect to the Borrower.
          (m) The purpose of this Amendment No. 3 is to provide the Borrower an additional period of time to obtain funds to pay in full all of the obligations and liabilities of the Borrower to the Agent and the Lenders.
          (n) The forbearance by the Agent and the Lenders provided herein was requested by the Borrower and shall result in a direct and substantial benefit to the Borrower.
     3. Forbearance by the Agent and the Lenders.
          (a) The Agent and the Lenders agree to forbear from exercising their rights and remedies against the Borrower until the earliest to occur of the following: (i) the occurrence of any Event of Default other than those existing on the date of this Amendment No. 3 and disclosed by the Borrower to the Lenders or (ii) the Maturity Date. The period of time from the date hereof until the earlier to occur of (i) or (ii) above is referred to as the “Forbearance Period.” The Forbearance Period shall terminate immediately and automatically, as provided above, without notice to or action by any party.
          (b) Upon the termination of the Forbearance Period, any obligation of the Agent or the Lenders to forbear from the exercise of its rights and remedies as provided in section 3(a) shall terminate automatically and immediately without notice or further action and the Agent and the Lenders shall be free to exercise immediately against the Borrower any and all of their rights and remedies, including, without limitation, any rights and remedies under the Loan Documents or applicable law.
          (c) Notwithstanding the agreement to forbear as set forth herein, the Agent may at any time, in its sole discretion, take any action reasonably necessary to preserve or protect its interest in the stock of the Subsidiary Bank against the actions of the Borrower or any third party (including any executions, levies, injunctions, conversion, theft, commingling, waste, misuse, neglect, misappropriation, fraud, or any of the like) without notice to or the consent of any party.
          (d) The Agent and the Lenders have no obligation to, have not agreed to, nor have they made any representation that they will, and this Amendment No. 3 shall not constitute an agreement by or require the Agent or the Lenders to, renew or extend the Forbearance Period, grant additional forbearance periods, extend the time for payment or make any Loans or otherwise extend credit to the Borrower.
     4. Amendments to Credit Agreement.
          (a) Clause (a) of the defined term “Base Rate” in Section 1.1 of the Credit Agreement is amended to read: “(a) 6% per annum”.
          (b) The defined term “Maturity Date” in Section 1.1 of the Credit Agreement is amended by deleting the date “December 31, 2009” and replacing it with the date “May 29, 2009”.
          (c) Notwithstanding any provision in the Credit Agreement to the contrary, the Lenders have no obligation to make any additional Loans to the Borrower and amounts repaid may not be reborrowed.
          (d) Section 2.3(a) of the Credit Agreement is amended in its entirety to read as follows:
          (a) Interest Rate. The entire unpaid principal balance of the Loans outstanding from time to time shall bear interest at an annual rate equal to the Base Rate plus 2%, and such rate shall change on each day on which the Base Rate changes. The Agent’s internal records of applicable interest rates shall be determinative in the absence of manifest error.
          (e) Section 2.6(a) of the Credit Agreement is deleted and replaced with the following:
               (a) Reserved.
          (f) Section 2.8(a) of the Credit Agreement is revised to read as follows:
          (a) Mandatory. No later than one Business Day after the receipt of Net Proceeds of Additional Capital, the Borrower shall prepay the Loans by an amount equal to the Net Proceeds of Additional Capital so received; provided that if such Net Proceeds of Additional Capital are received from the United States Department of the Treasury and the terms of such investment prohibit the use of the investment proceeds to repay senior debt such as the Loans, then no prepayment is required.
          (g) Section 2.10 of the Credit Agreement is deleted.
          (h) Section 4.11(m) of the Credit Agreement is amended to read as follows:
          (m) on the first and fifteenth day of each month a written progress report regarding the status of the issuance of equity interests in the Borrower and such other information as the Agent or any Lender may request, in form and substance satisfactory to the Agent.
          (i) Section 4.16 of the Credit Agreement is amended to read as follows:
     4.16 Additional Capital. The Borrower agrees to diligently continue its efforts to raise additional capital (whether by a secondary public offering, a private investment or the sale of assets) to provide funds to repay or prepay the Loans.
          (j) Section 4.20 of the Credit Agreement is created to read as follows:
     4.20 Escrow Deposit. The Borrower agrees to take such action as is necessary in order that, no later than March 31, 2009, the Borrower receives proceeds from a loan from the Subsidiary Bank in an amount sufficient to pay (a) the aggregate interest that would accrue on the Notes during the period from March 1, 2009 through December 31, 2009 (assuming the Base Rate is 6% per annum during such period) and (b) the aggregate dividends required to be paid on the Borrower’s Fixed Rate Cumulative Preferred Stock, Series B during such period. The Borrower agrees, no later than March 31, 2009, to deposit an amount equal to clause (a) in the preceding sentence into an escrow account at the Agent established pursuant to an escrow agreement satisfactory to the Agent and its counsel. The satisfaction of these requirements does not create an obligation of any Lender to agree to an extension of the Maturity Date. Each Lender may agree or not agree to any requested extension of the Maturity Date in its sole and absolute discretion.
          (k) Section 4.21 of the Credit Agreement is created to read as follows:
     4.21 Future Discussions. SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF SECTION 3 OF AMENDMENT NO. 3 TO THIS CREDIT AGREEMENT, the Borrower agrees that it will meet with the Agent and the Lenders on or about April 15, 2009 (as specified by the Agent upon reasonable advance notice) to discuss matters pertaining to any desirable amendments to the Loan Documents including, without limitation, an extension of the Maturity Date, an adjustment to the interest rate on the Notes and covenant revisions.
     5. Closing Conditions. This Amendment No. 3 shall become effective upon the execution and delivery of this Amendment No. 3 by the Borrower, the Lenders and the Agent, and the receipt by the Agent of the following
          (a) copies, certified to be accurate and complete by the Secretary or Assistant Secretary of the Borrower, of a resolution of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment No. 3;
          (b) a certificate of the President or Vice President of the Borrower to the effect that the representations and warranties of the Borrower set forth in the Credit Agreement and the other Loan Documents are accurate and complete in all material respects and that no Default or Event of Default exists other than those as disclosed to the Lenders;
          (c) an amendment fee of $140,750, for the ratable account of the Lenders, which fee shall be fully earned and nonrefundable upon receipt; and
          (d) such other documents and instruments relating hereto as the Agent shall reasonably request.

     6. Representations and Warranties; No Default.
          (a) The execution and delivery of this Amendment No. 3 has been duly authorized by all necessary corporate action on the part of the Borrower and does not violate or result in a default under the Borrower’s Articles of Incorporation or By-Laws, any applicable law or governmental regulation or any material agreement to which the Borrower is a party or by which it is bound.
          (b) The representations and warranties of the Borrower in the Credit Agreement are true and correct in all material respects and, except for the Defaults and Events of Default as disclosed to the Lenders, no Default or Event of Default exists.
     7. Waiver, Release of Claims, and Indemnification. The Borrower, for itself and each and all of its officers, employees, agents, shareholders, members, directors, heirs, successors, and assigns, does hereby fully, unconditionally, and irrevocably waive and release the Agent and the Lenders and their respective officers, employees, agents, directors, shareholders, affiliates, attorneys, successors, and assigns (each a “Released Party”), of and from any and all claims, liabilities, obligations, causes of action, defenses, counterclaims, and setoffs, of any kind, whether known or unknown and whether in contract, tort, statute, or under any other legal theory, arising out of or relating to any act or omission by the Agent, any Lender or any other Released Party, on or before the date of this Amendment No. 3. The Borrower agrees to defend, indemnify, and hold the Agent, each Lender and each other Released Party harmless from and against any and all losses, costs, expenses, damages, or liabilities (including reasonable attorneys’ fees) incurred in connection with any demand, claim, counterclaim, cause of action, or proceeding brought as a result of, or arising out of, or in any way related to any of the Loan Documents, this Amendment No. 3, any documents executed in connection with or related to any of the Loan Documents, the performance by the Agent and each Lender under any of the Loan Documents or any documents executed in connection with or related to this Amendment No. 3 or any of the other Loan Documents, or any transaction financed or to be financed, in whole or in part, directly or indirectly, with the proceeds of any Loans. Notwithstanding the foregoing, the Borrower shall not have any obligation to defend, indemnify, or hold the Agent, any Lender or any other Released Party harmless with respect to any loss, cost, expense, damage, or liability resulting solely from willful misconduct on the part of the Agent, such Lender or such other Released Party.
     8. Governing Law. This Amendment No. 3 shall be governed by and construed in accordance with the internal laws (without regard to the conflict of law provisions) of the State of Wisconsin.

     9. Costs and Expenses. The Borrower agrees to pay to the Agent and each Lender all costs and expenses (including reasonable attorneys’ fees) paid or incurred by the Agent or such Lender in connection with the negotiation, execution and delivery of this Amendment No. 3.
     10. Full Force and Effect. The Credit Agreement, as amended by this Amendment No. 3, remains in full force and effect.
     11. Relief from the Automatic Stay. As a material inducement to the Agent and the Lenders to enter into this Amendment No. 3, the Borrower hereby stipulates and agrees that the Agent and the Lenders shall be entitled to relief from the automatic stay imposed by 11 U.S.C. § 362 or any similar stay or suspension of remedies under any other federal or state law in the event the Borrower becomes subject to a bankruptcy or other insolvency proceeding, to allow the Agent and the Lenders to exercise their rights and remedies under the Pledge Agreement.
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     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 as of the date first set forth above.

ANCHOR BANCORP WISCONSIN INC.

BY

Its

U.S. BANK NATIONAL ASSOCIATION, as the Agent and a Lender

BY

Its

ASSOCIATED BANK, NATIONAL ASSOCIATION

BY

Its

BANK OF AMERICA, N.A.

BY

Its

Signature Page to
Amendment No. 3 to Amended and Restated Credit Agreement